EXHIBIT 99
EMERGENT BIOSOLUTIONS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Q1 2016 financial performance in line with guidance
•	CDC notifies the Company of its intent to award a follow-on BioThrax procurement contract on October 1, 2016
•	In transitioning to the follow-on contract, the Company is temporarily postponing its 2016 financial guidance until CDC confirms level of Q2 and Q3 BioThrax procurement

GAITHERSBURG, MD, May 5, 2016—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter ended March 31, 2016.

Q1 2016 FINANCIAL HIGHLIGHTS
•	Total revenues of $111.0 million
•	GAAP net income of $4.0 million, or $0.10 per diluted share
•	Adjusted net income of $7.5 million, or $0.16 per diluted share
•	EBITDA of $17.3 million, or $0.36 per diluted share
•	Adjusted EBITDA of $19.6 million, or $0.40 per diluted share

RECENT BUSINESS ACCOMPLISHMENTS
•	Centers for Disease Control and Prevention (CDC) confirmed intent to award a follow-on procurement contract for BioThrax® (Anthrax Vaccine Adsorbed) on October 1, 2016
•	Supplemental Biologics License Application (sBLA) for Building 55 licensure submitted to the Food and Drug Administration
•	Form 10 filed with the Securities and Exchange Commission to advance the Company's spin-off of Aptevo Therapeutics
•	Emergard™ (military-grade auto-injector device) selected by the U.S. Department of Defense and Battelle as a platform for nerve agent antidote delivery
•	RSDL® (Reactive Skin Decontamination Lotion Kit) for removal and neutralization of chemical warfare agents approved in Israel

"We achieved strong first quarter financial results and accomplished key operational goals, including submitting the sBLA for Building 55, our large-scale BioThrax manufacturing facility, and filing the Form 10 to advance our spin-off of Aptevo Therapeutics," said Daniel J. Abdun-Nabi, President and Chief Executive Officer of Emergent BioSolutions. "We are extremely pleased that the CDC has now confirmed its intention to award a follow-on BioThrax procurement contract on October 1, 2016. With our large-scale manufacturing facility coming online, we anticipate this will be a multi-year contract requiring significantly increased deliveries in order to satisfy the U.S. government's stated requirements for a licensed anthrax vaccine in the Strategic National Stockpile."

UPDATE ON CDC BIOTHRAX PROCUREMENT CONTRACT

By letter dated April 1, 2016, the CDC informed the Company of its intent to award a follow-on BioThrax procurement contract, thereby ensuring an uninterrupted supply of BioThrax into the Strategic National Stockpile. The Company's current BioThrax procurement contract with the CDC is scheduled to expire on September 30, 2016. The CDC reaffirmed their intent in a follow-up letter dated April 26, 2016, in which the CDC stated that their acquisition planning process is ongoing and that they project to issue an award for a follow-on BioThrax procurement contract on October 1, 2016.

In its April 26 letter, the CDC further stated that it anticipates continuing to purchase doses of BioThrax in Q2 and Q3 of 2016 under the Company's current procurement contract, although it did not specify the number of doses to be purchased. The CDC did state that they anticipate the quantity to be less than the total remaining doses available to be purchased under the current contract. The Company believes these letters from the CDC reflect their transition planning associated with procuring BioThrax manufactured from the Company's large-scale manufacturing facility, Building 55, under a new multi-year follow-on contract expected to be in place on October 1, 2016.

Until such time as the Company can secure greater clarity on the number of BioThrax doses to be delivered in Q2 and Q3, expected within the next 60 days, the Company believes it is prudent to temporarily postpone its financial guidance for 2016.

2016 FINANCIAL PERFORMANCE

(I) Quarter Ended March 31, 2016 (unaudited)

Revenues

Product Sales
For Q1 2016, product sales were $71.7 million, an increase of 292% as compared to 2015. This increase was driven by an increase in BioThrax sales due to the Company's decision to suspend shipments to the CDC in the first quarter of 2015 following the discovery of foreign particles in a limited number of vials in two manufactured lots of BioThrax in January 2015. As a result, there were no revenues for BioThrax product sales to the CDC for the three months ended March 31, 2015. The decrease in Other Biodefense revenues is due to a one-time milestone payment of $7 million recognized in 2015 for FDA approval of Anthrasil.

	Three Months Ended March 31,
(in millions)	2016	2015	% Change
Product Sales
BioThrax®	$59.1	$--	NA
Other Biodefense	$4.7	$12.0	(61)%
Total Biodefense	$63.8	$12.0	433%
Total Aptevo Products	$7.9	$6.3	26%
Total Product Sales	$71.7	$18.3	292%

Contract Manufacturing
For Q1 2016, revenue from the Company's contract manufacturing operations was $7.6 million, a decrease of 38% as compared to 2015. The decrease was primarily due to the timing of fill/finish services to third parties and revenue from the production of an Ebola vaccine in 2015.

Contracts, Grants and Collaborations
For Q1 2016, contracts, grants and collaborations revenue was $31.7 million, a decrease of 4% as compared to 2015.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q1 2016, cost of product sales and contract manufacturing was $28.5 million, an increase of 52% as compared to 2015. The increase was primarily attributable to increased sales of BioThrax to the CDC.

Research and Development
For Q1 2016, gross research and development (R&D) expenses were $34.2 million, a decrease of 12% as compared to 2015. The decrease primarily reflects lower contract service costs associated with product candidates in the Biodefense business segment and product candidates and technology platform development activities associated with the Aptevo business segment.

For Q1 2016, net R&D expenses were $2.4 million, a decrease of 56% as compared to 2015. Net R&D expenses, which are more representative of the Company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues.

	Three Months Ended March 31,
(in millions)	2016	2015	% Change
Research and Development Expenses (Gross)	$34.2	$38.7	(12)%
Adjustments:
Contracts, grants and collaborations revenues	31.7	33.1	(4)%
Net Research and Development Expenses	$2.4	$5.6	(56)%

Selling, General and Administrative
For Q1 2016, selling, general and administrative expenses were $39.8 million, an increase of 15% as compared to 2015. The increase was primarily attributable to costs associated with the Aptevo spin-off and professional services to support the Company's strategic growth initiatives.

Net Income
For Q1 2016, GAAP net income was $4.0 million versus a net loss of $21.5 million in 2015. For Q1 2016, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted to reflect the add back of interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. As a result, GAAP net income per diluted share for Q1 2016 is increased in the amount of $0.9 million, from $4.0 million to $4.9 million. With 48.4 million diluted shares outstanding, GAAP net income per diluted share for Q1 2016 was $0.10.

RECONCILIATION OF GAAP NET INCOME/(LOSS) TO ADJUSTED NET INCOME/(LOSS), EBITDA AND ADJUSTED EBITDA

This press release contains three financial measures (Adjusted Net Income/(Loss), EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income/(Loss) adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income/(Loss) to Adjusted Net Income/(Loss)

	Three Months Ended March 31,
(in millions, except per share value)	2016	2015		Source
GAAP Net Income/(Loss)	$4.0	$(21.5)		NA
Adjustments:
Spin-off and acquisition-related costs (transaction & integration)	2.3	1.1		SG&A
Non-cash amortization charges	2.7	2.6		COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	-	0.1		SG&A
Tax effect	(1.5)	(1.1)		NA
Total Adjustments	3.5	2.7		NA
Adjusted Net Income/(Loss) Adjusted Net Income/(Loss) per Diluted Share	$7.5 0.16	$(18.8 (0.50	) )	NA

Reconciliation of GAAP Net Income/(Loss) to EBITDA and Adjusted EBITDA
	Three Months Ended March 31,
(in millions, except per share value)	2016	2015
GAAP Net Income/ (Loss)	$4.0	$(21.5)
Adjustments:
+ Depreciation & Amortization	8.5	8.1
+ Provision For/(Benefit From) Income Taxes	3.3	(8.3)
+ Total Interest Expense	1.5	1.7
Total Adjustments	13.3	1.5
EBITDA EBITDA per Diluted Share	$17.3 $0.36	$(20.0 (0.53	) )
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	2.3	1.1
+ Impact of purchase accounting on inventory step-up	-	0.1
Total Additional Adjustments	2.3	1.2
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$19.6 $0.40	$(18.8 (0.50	) )

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 5:00 pm (Eastern Time) today, May 5, 2016, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website.

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Passcode: 97119974	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section

Pre-registering for the live call will expedite access and minimize hold times. You will be issued a passcode to bypass the operator and connect directly. To pre-register for the call, visit the following website: http://edge.media-server.com/m/p/g3gezmnx/lan/en.

A replay of the call can be accessed on Emergent's website www.emergentbiosolutions.com under the "Investors" section.

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the Company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, the planned spin-off of Aptevo Therapeutics, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of Aptevo is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; appropriations for BioThrax procurement; our ability to obtain a follow-on BioThrax procurement contract with the CDC and new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into and maintain selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to achieve FDA licensure of Building 55; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 BurrowsR@ebsi.com	Media Contact Tracey Schmitt Lintott Senior Vice President, Global Public Affairs (o) 240/631-3394 SchmittT@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$341,016	$312,795
Accounts receivable, net	69,560	120,767
Inventories	88,200	76,936
Income tax receivable, net	3,771	6,573
Prepaid expenses and other current assets	25,613	20,339
Total current assets	528,160	537,410
Property, plant and equipment, net	342,083	331,856
In-process research and development	42,501	42,501
Intangible assets, net	55,010	57,375
Goodwill	54,902	54,902
Deferred tax assets, net	11,124	11,286
Other assets	2,117	2,154
Total assets	$1,035,897	$1,037,484
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,611	$45,966
Accrued expenses and other current liabilities	4,187	6,229
Accrued compensation	26,528	34,683
Contingent consideration, current portion	2,580	2,553
Provisions for chargebacks	1,960	2,238
Deferred revenue, current portion	9,589	7,942
Total current liabilities	90,455	99,611
Contingent consideration, net of current portion	23,114	23,046
Long-term indebtedness	247,192	246,892
Deferred revenue, net of current portion	6,817	6,590
Other liabilities	1,337	1,328
Total liabilities	368,915	377,467
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both March 31, 2016 and December 31, 2015	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 40,257,241 shares issued and 39,834,411 shares outstanding at March 31, 2016; 39,829,408 shares issued and 39,406,578 shares outstanding at December 31, 2015	40	40
Treasury stock, at cost, 422,830 common shares	(6,420)	(6,420)
Additional paid-in capital	322,384	317,971
Accumulated other comprehensive loss	(4,152)	(2,713)
Retained earnings	355,130	351,139
Total stockholders' equity	666,982	660,017
Total liabilities and stockholders' equity	$1,035,897	$1,037,484

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
	(Unaudited)
Revenues:
Product sales	$71,706	$18,291
Contract manufacturing	7,587	12,243
Contracts, grants and collaborations	31,709	33,099
Total revenues	111,002	63,633

Operating expense:
Cost of product sales and contract manufacturing	28,503	18,748
Research and development	34,154	38,702
Selling, general and administrative	39,784	34,493
Income (loss) from operations	8,561	(28,310)

Other income (expense):
Interest income	186	82
Interest expense	(1,524)	(1,661)
Other income, net	116	100
Total other expense, net	(1,222)	(1,479)

Income (loss) before provision for (benefit from) income taxes	7,339	(29,789)
Provision for (benefit from) income taxes	3,348	(8,269)
Net income (loss)	$3,991	$(21,520)

Net income (loss) per share - basic	$0.10	$(0.57)
Net income (loss) per share - diluted	$0.10	$(0.57)

Weighted-average number of shares - basic	39,542,656	37,949,358
Weighted-average number of shares - diluted	48,359,892	37,949,358

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:	(Unaudited)

Net income (loss)	$3,991	$(21,520)
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	5,197	3,798
Depreciation and amortization	8,840	8,532
Income taxes	2,964	(7,261)
Change in fair value of contingent consideration	847	1,559
Excess tax benefits from stock-based compensation	(5,786)	(5,414)
Other	71	17
Changes in operating assets and liabilities:
Accounts receivable	51,207	(5,225)
Inventories	(11,264)	(16,460)
Income taxes	(4,376)	(12,160)
Prepaid expenses and other assets	(5,555)	(249)
Accounts payable	385	1,102
Accrued expenses and other liabilities	(2,045)	(1,641)
Accrued compensation	(8,277)	(10,883)
Provision for chargebacks	(278)	(82)
Deferred revenue	1,874	14
Net cash provided by (used in) operating activities	37, 795	(65,873)
Cash flows from investing activities:
Purchases of property, plant and equipment	(18,214)	(9,082)
Net cash used in investing activities	(18,214)	(9,082)
Cash flows from financing activities:
Issuance of common stock upon exercise of stock options	3,595	6,344
Excess tax benefits from stock-based compensation	5,786	5,414
Contingent obligation payments	(752)	(762)
Net cash provided by financing activities	8,629	10,996

Effect of exchange rate changes on cash and cash equivalents	11	(25)

Net increase (decrease) in cash and cash equivalents	28,221	(63,984)
Cash and cash equivalents at beginning of period	312,795	280,499
Cash and cash equivalents at end of period	$341,016	$216,515